                                                                     EXHIBIT 1.1

                       BANKERS TRUST NEW YORK CORPORATION
                 BT PREFERRED CAPITAL TRUSTS I, II, III AND IV


                              Preferred Securities
                              --------------------


                             Underwriting Agreement
                              Standard Provisions
                                 (January 1997)



                         ______________________________



          From time to time, BANKERS TRUST NEW YORK CORPORATION, a New York corporation (the "Corporation"), and any of BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III or BT Preferred Capital Trust IV, each a statutory business trust created under the laws of Delaware (each, an "Issuer Trust"), may enter into one or more underwriting agreements (each, an "Underwriting Agreement") that provide for the sale of series of preferred securities (the "Preferred Securities") of the applicable Issuer Trust to one or more underwriters named therein (the "Underwriters"), severally where there are more than one. The standard provisions set forth herein may be incorporated by reference in any such Underwriting Agreement. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". The Corporation and the Issuer Trust that is to issue the series of Preferred Securities to which any Underwriting Agreement relates are referred to collectively in this Agreement as the "Offerors". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. If an Underwriting Agreement provides for the purchase of the Offered Securities (as defined below) by an Underwriter or Underwriters, but does not provide for a Manager or Managers, the references to the Manager herein shall be deemed to refer to such Underwriter or Underwriters.

          The Preferred Securities issued by each Issuer Trust will be issued pursuant to an amended and restated declaration of trust (the "Declaration of Trust") relating to such Issuer Trust, among the Corporation, as depositor, Wilmington Trust Company, a Delaware banking corporation, as property trustee (the "Property Trustee"), Wilmington Trust

Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), the administrative trustees named therein (the "Administrative Trustees"), and the holders from time to time of the undivided beneficial interests in the assets of such Issuer Trust. The Preferred Securities of each series will be guaranteed by the Corporation, to the extent set forth in the Prospectus (as defined below), pursuant to a guarantee (each, a "Guarantee Agreement") between the Corporation and Wilmington Trust Company, a Delaware banking corporation, as guarantee trustee (the "Guarantee Trustee"). Each Issuer Trust will hold a series of junior subordinated debentures (the "Junior Subordinated Debentures") of the Corporation issued pursuant to a junior subordinated indenture (the "Indenture") between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Corporation will also enter into an agreement as to expenses and liabilities (the "Expense Agreement") with each Issuer Trust as described in the Prospectus. The Preferred Securities, the Guarantee Agreements and the Junior Subordinated Debentures are referred to collectively in this Agreement as the "Offered Securities".


                                      I.

          The Corporation and the Issuer Trusts have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration Nos. 333-15809 and 333-15089-01 through 04), including a prospectus relating to, among other securities, the Offered Securities and has filed with, or mailed for filing to, the Commission, a prospectus supplement specifically relating to the issue of the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein.

                                      II.

          The Offerors are advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.


                                      III.

          Payment for the Offered Securities shall be made by certified or official bank check or checks or fedwire payable to the order of the Issuer Trust in Federal (same day) funds or in such other manner and such other funds as may be set forth in the Underwriting Agreement, at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery or as may be set forth in the Underwriting Agreement. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the "Closing Date".


                                      IV.

          The several obligations of the Underwriters to purchase and pay for the Offered Securities are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Prospectus since the effective dates as of which information is given therein; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Corporation, to the foregoing effect and also to the effect that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) The Manager shall have received an opinion or opinions, dated the Closing Date, of Sullivan & Cromwell, special counsel to the Offerors, to the effect set forth in Exhibit A.

          (c) The Manager shall have received an opinion or opinions, dated the Closing Date, of Gordon S. Calder, Jr., counsel to the Offerors, to the effect set forth in Exhibit B.

          (d) The Manager shall have received an opinion or opinions, dated the Closing Date, of Sullivan & Cromwell, special tax counsel to the Offerors, to the effect set forth in Exhibit C.

          (e) The Manager shall have received an opinion or opinions, dated the Closing Date, of Richards, Layton & Finger, Delaware counsel to the Offerors, to the effect set forth in Exhibit D.

          (f) The Manager shall have received an opinion or opinions, dated the Closing Date, of Richards, Layton & Finger, counsel to the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Debenture Trustee, to the effect set forth in Exhibit E.

          (g) The Manager shall have received an opinion or opinions, dated the Closing Date, of White & Case, counsel to the Underwriters, to the effect set forth in Exhibit F.

          (h) The Manager shall have received a letter, dated the Closing Date and in form and substance satisfactory to the Manager, from the independent accountants to the Corporation, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, and confirming that they are independent accountants within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective applicable published rules and regulations of the Commission thereunder.

                              V.

          In further consideration of the agreements of the Underwriters contained in this Agreement, the Offerors covenant as follows:

          (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Corporation with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager with a copy of each such proposed amendment or supplement.

          (c) If, at any time during the period following the public offering of the Offered Securities during which, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at their own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be.

          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification, the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may reasonably designate, the printing of any memoranda concerning the aforesaid qualification or eligibility and the rating of the Offered Securities by securities rating services.

          (e) To make generally available to the Corporation's security holders as soon as practicable, but not later than sixteen months, after the date of each Underwriting Agreement an earnings statement covering a period of at least twelve months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Underwriting Agreement, and (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of the Closing Date or the removal by the Manager of trading restrictions on the Offered Securities, not to offer, sell, contract to sell or otherwise dispose of (other than upon exercise of warrants therefor, on conversion of convertible securities or pursuant to registration rights agreements, in each case outstanding at the date of the Underwriting Agreement, or in an offering made exclusively outside the United States) any securities of either Offeror substantially similar to the Preferred Securities without the prior written consent of the Manager.


                                      VI.

          The Corporation covenants and agrees with each Underwriter that the Corporation will pay or cause to be paid the following: (i) the fees for the registration of the Offered Securities under the Securities Act; (ii) the fees, disbursements and expenses of the Corporation's accountants in connection with the registration of the Offered Securities under the Securities Act and all other expenses incurred by it in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements thereto and delivery of copies thereof to the Underwriters; (iii) all expenses (including reasonable fees and disbursements of counsel) payable pursuant to paragraph (d) of Article V of this Agreement; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities, fees paid in connection with any listing of the Offered Securities on the New York Stock Exchange, Inc. or any other stock exchange or quotation system and any fees of rating agencies;
(v) all costs and expenses incurred in the preparation and printing of the Prospectus, the Registration Statement and any amendments or supplements thereto, this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Offered Securities; (vi) all costs, fees and expenses relating to the preparation and filing via the Commission's Electronic Data Gathering and Retrieval System of the Prospectus, the Registration Statement and any amendments or supplements thereto, this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Offered Securities; and (vii) all other costs and expenses incident to the performance by the Offerors of their obligations hereunder that are not otherwise specifically provided for in this Article VI.


                                      VII.

          The Corporation represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by an Underwriter expressly for use therein.

          Each Offeror agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in any blue sky application or related document prepared pursuant to paragraph (d) of Article V hereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by an Underwriter expressly for use therein; provided that the foregoing indemnity agreement with
                           --------
respect to any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if (i) the loss, claim, damage or liability asserted by such purchaser was caused by a defect in the Prospectus delivered to such purchaser after the period referred to in paragraph (c) of Article V of this Agreement and such defect would not have existed before the expiry of such period, or (ii) a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors and its officers who sign the Registration

Statement, any authorized representative of the Corporation and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus and any amendments or supplements thereto.

          If any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to the second preceding paragraph, such separate firm shall be designated in writing by the Manager. In the case of parties indemnified pursuant to the immediately preceding paragraph, such separate firm shall be designated in writing by the Corporation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Offered Securities received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Offerors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions.

          The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if all of the Underwriters are treated as a single entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price of the Offered Securities purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective number of Preferred Securities purchased by each of such Underwriters, and not joint.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Offerors, their directors or officers, any authorized representative of an Offeror or any person controlling an Offeror and (iii) acceptance of and payment for any of the Offered Securities.


                                     VIII.

          This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Offerors, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, Inc., or on any other stock exchange or automated quotation system on which the Offered Securities are or are to be listed or to which the Offered Securities have been or are to be admitted for quotation, shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities.


                                      IX.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the number of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate number of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Offerors for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or of the Offerors. In any such case either the Manager or the Offerors shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                       X.

          If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       EXHIBIT A
                                                                       ---------


          The opinion of Sullivan & Cromwell, as special counsel to the Offerors, to be delivered pursuant to Article IV, paragraph (b) of this Agreement shall be to the effect that:

          1. This Agreement has been duly authorized, executed and delivered by the Corporation.

          2. The Declaration of Trust has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939.

          3. The Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939; and the Guarantee Agreement constitutes a valid and legally binding obligation of the Corporation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4. The Indenture has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939; the Junior Subordinated Debentures have been duly authorized, executed, authenticated and delivered; and the Indenture and the Junior Subordinated Debentures constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          5. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act.

          6. The statements set forth in the Prospectus Supplement under the captions "Certain Terms of Preferred Securities", "Certain Terms of Subordinated Debentures" and "Certain Terms of Guarantee" and in the Prospectus under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated

Debentures, the Guarantees and the Expense Agreements", insofar as such statements purport to describe the provisions of the laws and documents referred to therein, fairly present the matters referred to therein.

          In rendering such opinion, such counsel may rely as to certain matters on information obtained from public officials, officers of the Offerors and other sources believed by them to be responsible. Further, such counsel may state that they do not express an opinion as to any laws other than the laws of the State of New York and the Federal law of the United States of America. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                                                                       EXHIBIT B
                                                                       ---------



          The opinion of Gordon S. Calder, Jr., as counsel to the Offerors, to be delivered pursuant to Article IV, paragraph (c) of this Agreement shall be to the effect that:

          1. The Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus.

          2. Bankers Trust Company has been duly incorporated, is an existing banking corporation in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus.

          3. No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, it being understood that such counsel expresses no opinion as to the securities or Blue Sky laws of any jurisdiction.

          4. The issuance and sale of the Preferred Securities by the Issuer Trust and the execution, delivery and performance by the Corporation of this Agreement will not contravene any applicable Federal or New York law or regulation, the certificate of incorporation or by-laws of the Corporation, or to such counsel's knowledge, any agreement or other instrument binding upon the Corporation, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel expresses no opinion as to the securities or Blue Sky laws of any jurisdiction.

          Such counsel shall further state that each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and that nothing has come to his attention that has caused him to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other data of a financial or statistical nature or the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended, included in the Registration Statement.

          In rendering such opinion, such counsel may rely as to certain matters on information obtained from public officials, officers of the Offerors and other sources believed by him to be responsible. Further, such counsel may state that he does not express an opinion as to any laws other than the laws of the State of New York and the Federal law of the United States of America. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                                                                       EXHIBIT C
                                                                       ---------



          The opinion of Sullivan & Cromwell, as special tax counsel to the Offerors, to be delivered pursuant to Article IV, paragraph (d) of this Agreement shall confirm the opinion set forth in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences".

          In rendering such opinion, such counsel may assume that the operative documents for the Preferred Securities described in the Prospectus will be performed in accordance with the terms described therein. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                                                                       EXHIBIT D
                                                                       ---------



          The opinion of Richards, Layton & Finger, as special Delaware counsel to the Offerors, to be delivered pursuant to Article IV, paragraph (e) of this Agreement shall be to the effect that:

          1. The Issuer Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Issuer Trust as a business trust have been made, and, under the Delaware Act and the Declaration of Trust, the Issuer Trust has the requisite trust power and authority to conduct its business as presently conducted and as described in the Prospectus.

          2. No authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Issuer Trust solely in connection with the execution, delivery and performance by the Issuer Trust of this Agreement or the consummation by the Issuer Trust of the transactions contemplated thereby.

          3. The issuance and sale by the Issuer Trust of the Preferred Securities, the execution, delivery and performance by the Issuer Trust of this Agreement and the consummation by the Issuer Trust of the transactions contemplated thereby will not (i) violate any of the provisions of the Certificate of Trust of the Issuer Trust, the Guarantee Agreement, the Indenture, the Junior Subordinated Debentures or the Declaration of Trust, (ii) violate any judgments, orders or decrees of any court of the State of Delaware,
(iii) violate any applicable Delaware law or administrative regulation, or (iv) to our knowledge after consultation with the Property Trustee and the Corporation, as depositor of the Issuer Trust, conflict with or result in a breach of, or violation of any of the provisions of, or constitute a default under, any agreement to which the Issuer Trust is a party.

          4. Under the Delaware Act and the Declaration of Trust, the Issuer Trust has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Expense Agreement, and the execution and delivery by the Issuer Trust of this Agreement and the Expense Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by the requisite trust action on the part of the Issuer Trust.

          5. The Preferred Securities have been duly authorized by the Declaration of Trust and, upon the execution of the certificate evidencing the Preferred Securities by an Administrative Trustee on behalf of the Issuer Trust, will have been duly executed by the Issuer Trust and, when duly issued, delivered and paid for in accordance with this Agreement, will be validly issued and, subject to the qualifications set forth in this paragraph 5, fully paid and nonassessable beneficial interests in the assets of the Issuer Trust. The Holders of the Preferred Securities, as beneficial owners of the Issuer Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Preferred Securities may be obligated, pursuant to the Declaration of Trust, to
(i) provide indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of Preferred Securities Certificates and (ii) provide indemnity or security in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration of Trust. Under Delaware law and the Declaration of Trust, the issuance of the Preferred Securities is not subject to preemptive rights.

          In rendering such opinion, such counsel may rely as to certain matters on information obtained from public officials, officers of the Offerors and other sources believed by them to be responsible. Further, such counsel may state that they do not express an opinion as to any laws other than the laws of the State of Delaware. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                                                                       EXHIBIT E
                                                                       ---------



          The opinion of Richards, Layton & Finger, as counsel to the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Debenture Trustee, to be delivered pursuant to Article IV, paragraph (f) of this Agreement shall be to the effect that:

          1. Wilmington Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

          2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

          3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee.

          4. The Property Trustee has the requisite power and authority to execute and deliver the Declaration of Trust, and has taken all necessary corporate action to authorize the execution and delivery of the Declaration of Trust.

          5. The Delaware Trustee has the requisite power and authority to execute and deliver the Declaration of Trust, and has taken all necessary corporate action to authorize the execution and delivery of the Declaration of Trust.

          6. Each of the Indenture, the Guarantee Agreement and the Declaration of Trust has been duly executed and delivered by the Debenture Trustee, the Guarantee Trustee, and the Property Trustee and Delaware Trustee, respectively, and constitutes a legal, valid and binding obligation of the Debenture Trustee, the Guarantee Trustee, and the Property Trustee and Delaware Trustee, respectively, enforceable against the Debenture Trustee, the Guarantee Trustee, and the Property Trustee and Delaware Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Corporation or the Issuer Trust, as applicable, and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws applicable to Delaware banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7. The Subordinated Debentures delivered on the date hereof have been duly authenticated by the Debenture Trustee in accordance with the terms of the Indenture.

          In rendering such opinion, such counsel may rely as to certain matters on information obtained from public officials, officers of the Offerors, the Debenture Trustee, Guarantee Trustee, Property Trustee and Delaware Trustee and other sources believed by them to be responsible. Further, such counsel may state that they do not express an opinion as to any laws other than the laws of the State of Delaware. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                                                                       EXHIBIT F
                                                                       ---------



          The opinion of White & Case, as counsel to the Underwriters, to be delivered pursuant to Article IV, paragraph (g) of this Agreement shall be to the effect that:

          1. The Corporation has been duly incorporated and is validly existing in good standing under the laws of the State of New York.

          2. The Indenture has been duly authorized, executed and delivered by the Corporation; the Indenture has been duly qualified under the Trust Indenture Act of 1939; the Subordinated Debentures have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Subordinated Debentures are valid, legal and binding obligations of the Corporation enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          3. The Guarantee Agreement and the Declaration of Trust have been duly authorized, executed and delivered by the Corporation; the Guarantee Agreement and the Declaration of Trust have been duly qualified under the Trust Indenture Act of 1939; the Guarantee Agreement is a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          4. This Agreement has been duly authorized, executed and delivered by the Issuer Trust and the Corporation.

          5. The Indenture, the Subordinated Debentures, the Guarantee Agreement, the Declaration and the Preferred Securities conform in all material respects to the statements relating thereto contained in the Offering Circular.

          6. The Registration Statement has become effective, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending or are threatened under the Securities Act.

          Based upon such counsel's participation in the preparation of the Registration Statement and Prospectus, but without independent check or verification, and subject to certain other qualifications, (i) in such counsel's opinion, each of the Registration Statement at the time of effectiveness and the Prospectus as of its date (except for the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the trustees' respective Statements of Eligibility on Form T-1, as to which such counsel need express no opinion) appears on its face to comply as to form in all material respects with the require ments of the Securities Act and the rules and regulations of the Commission thereunder; (ii) such counsel does not know of any legal or governmental proceeding to which the Company is a party or to which it or its properties are subject which is required to be described in the Registration Statement which is not described as required, or of any contract or document of a character required to be described or summarized in the Registration Statement or to be filed as an exhibit to the Registration Statement which is not so described, summarized or filed, and (iii) nothing has come to the attention of such counsel which would cause such counsel to believe that (a) as of its effective date the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the trustees' respective Statements of Eligibility on Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) as of its date the Prospectus, as amended or supplemented, (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as of the date hereof either the Registration Statement or the Prospectus, as amended or supplemented (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the trustees' respective Statements of Eligibility on Form T-1, as to which such counsel need express no belief), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          In rendering such opinion, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or by the Offerors as to laws of any jurisdiction other than the United States or the State of New York, provided that (i) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Manager, and (ii) such counsel shall state in their opinion that they believe that they and the Manager are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation, its subsidiaries and the Issuer Trust and certificates of public officials. Such counsel may also include such other exceptions and qualifications as may be mutually agreed upon by such counsel and the Manager.

                         FORM OF UNDERWRITING AGREEMENT


Bankers Trust New York Corporation,
 One Bankers Trust Plaza,
  130 Liberty Street,
   New York, New York 10006.

BT Preferred Capital Trust [I/II/III/IV],
 c/o Bankers Trust New York Corporation,
  One Bankers Trust Plaza,
   130 Liberty Street,
    New York, New York 10006.

Dear Sirs:

          We [, as [sole] Underwriter[s]] [, as representative[s] of the several Underwriters (the "Manager[s]")], understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), and BT Preferred Capital Trust [I/II/III/IV], a statutory business trust created under the laws of Delaware (the "Issuer Trust"), propose to offer and sell, on the terms and subject to the conditions set forth herein, ______________ of the __% Preferred Securities, Series __ (Liquidation Amount $____ per Preferred Security") (the "Preferred Securities") of the Issuer Trust, [to [us] [the Underwriters named in
Schedule I hereto (the "Underwriters")]. The terms of the Preferred Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated ___________ ___, 19__.

          All the provisions contained in the document entitled Bankers Trust New York Corporation-BT Preferred Capital Trust I, II, III and IV Preferred Securities Underwriting Agreement Standard Provisions (January 1997) (including the definition therein of certain terms), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          Subject to the terms and conditions set forth herein or incorporated by reference herein, the Issuer Trust hereby agrees to sell and [we hereby agree] [each of the Underwriters hereby agrees, severally and not jointly] to purchase [the Preferred Securities] [the number of Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto] at a purchase price of ____$ of their liquidation amount, plus accrued distributions, if any, from the date of original issuance to the date of payment and delivery.

          We will pay for the Offered Securities upon delivery thereof at the offices of the Corporation, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, at 10:00 A.M. (New York City time) on ________, __ 19__ or at such other time, not later than, ________, __ 19__, as shall be designated by us, such time being referred to herein as the "Closing Date".

          [The certificates for the Preferred Securities shall be registered in such names and in such denominations as we shall request and shall be available for checking and packaging at the above office of the Corporation at least 24 hours prior to the Closing Date.]

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                                        Very truly yours,

                                        [UNDERWRITER[S]]

                                        [MANAGER[S],]
                                         [As representatives of the
                                         Several Underwriters named in
                                         Schedule I hereto]


                                        By:____________________________
                                           Title:

Accepted:

BANKERS TRUST NEW YORK CORPORATION


By:___________________________________
   Name:
   Title:

BT PREFERRED CAPITAL TRUST [I/II/III/IV]

By: BANKERS TRUST NEW YORK CORPORATION,
  as Depositor

By:___________________________________
   Name:
   Title:

                                                                      Schedule I


                                                        Number of
        Name of Underwriter                       Preferred Securities
        -------------------                       --------------------